Exhibit 16.1

October 30, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:          Port of Call Online Inc.
File No. 333-188575

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 27, 2014 of Port of Call Online Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP